Exhibit 99
Form 10-Q
March 31, 1998


                                                       NATIONAL FUEL GAS
                                               CONSOLIDATED STATEMENT OF INCOME
                                                         (UNAUDITED)


                                                   Twelve Months Ended
                                                         March 31,
                                                   --------------------

                                                   1998            1997
                                                  (Thousands of Dollars)

INCOME
Operating Revenues                                $1,237,284      $1,261,509
                                                  ----------      ----------

Operating Expenses
  Purchased Gas                                      466,087         513,078
  Fuel Used in Heat and Electric Generation           17,592             822
  Operation                                          282,017         279,778
  Maintenance                                         26,639          24,653
  Property, Franchise and Other Taxes                 95,207         100,231
  Depreciation, Depletion and Amortization           113,883         108,363
  Impairment of Oil & Gas Producing Properties       128,996               -
  Income Taxes - Net                                  25,473          70,148
                                                  ----------      ----------
                                                   1,155,894       1,097,073
                                                  ----------      ----------

Operation Income                                      81,390         164,436
Other Income                                          28,637           3,385
                                                  ----------      ----------
Income Before Interest Charges and
  Minority Interest in Foreign Subsidiary            110,027         167,821
                                                  ----------      ----------

Interest Charges
  Interest on Long-Term Debt                          44,336          41,354
  Other Interest                                      27,601          14,180
                                                  ----------      ----------
                                                      71,937          55,534
                                                  ----------      ----------
Minority Interest in Foreign Subsidiary               (2,829)              -
                                                  ----------      ----------
Income Before Cumulative Effect                       35,261         112,287

Cumulative Effect of Change in Accounting for
  Depletion                                           (9,116)              -
                                                  ----------      ----------

Net Income Available for Common Stock             $   26,145      $  112,287
                                                  ==========      ==========

Basic Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    0.92       $    2.96
    Cumulative Effect fo Change in Accounting
      for Depletion                                   (0.24)              -
                                                  ---------       ---------
    Net Income Available for Common Stock         $    0.68       $    2.96
                                                  =========       =========

Diluted Earnings (Loss) Per Common Share
    Income Before Cumulative Effect               $    0.91       $    2.94
    Cumulative Effect of Change in Accounting
      for Depletion                                   (0.24)              -
                                                  ---------       ---------
    Net Income Available for Common Stock         $    0.67       $    2.94
                                                  =========       =========

Weighted Average Common Shares Outstanding
    Used in Basic Calculation                    38,188,112      37,875,142
                                                 ==========      ==========
    Used in Diluted Calculation                  38,591,405      38,172,308
                                                 ==========      ==========